UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  October 27, 2010

CHINA PEDIATRIC PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52007	20-2718075
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9th Floor, No. 29 Nanxin Street Xi'an, Shaanxi Province People’s Republic of China 710004
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:   (86) 29-8727-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On October 27, 2010, the management of China Pediatric Pharmaceuticals, Inc. (the “Company”), concluded that the Company’s financial statements for the three and six months ended March 31, 2010 and June 30, 2010, which are included in its Forms 10-Q for the quarters ended March 31, 2010 and June 30, 2010, respectively, as well as the Company’s financial statements for the fiscal year ended December 31, 2009, did not properly account for the classification of certain warrants in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon:

During the course of internal evaluation, the Company’s management and accounting staff re-evaluated the Company’s accounting treatment for the warrants issued in September 2009.  Therefore, our accounting staff, upon discussion with the Company’s independent registered accounting firm, determined that the warrants could not be indexed to the Company’s own stock and hence adjustments in classification of the warrants are required.

The Company has performed a complete assessment of our warrants and concluded that the warrants should have been recorded as a derivative liability measured at date of issuance.  We have calculated the fair value of the warrants at the date of issuance as well as at December 31, 2009, March 31, 2010, and June 30, 2010.  Based on the Company’s calculations and assessment of materiality, it has concluded that its previously filed Forms 10-Q for the quarters ended March 31, 2010 and June 30, 2010 and its Form 10-K for the fiscal year ended December 31, 2009 require restatement, and the Company will file amended reports on Forms 10-Q/A and 10-K/A, respectively.

Management has discussed the matters in this Report with its independent auditors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2010

CHINA PEDIATRIC PHARMACEUTICALS, INC.

By:	/s/Jun Xia
Jun Xia
Chief Executive Officer